                                                                    Exhibit 12

GEORGIA-PACIFIC CORPORATION AND SUBSIDIARIES
STATEMENTS OF COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                                    For the three
                                     months ended                             For the year ended
                                    --------------       ------------------------------------------------------------------------
 (Unaudited)                          March 30,           December 29,    December 30,    January 1,    December 31,    December 31,
 In millions                              2002                  2001            2000          2000            1998            1997
==================================================================================================================================
Fixed charges:
     Total interest expense                $235             $ 1,090        $   607       $   432       $  381          $    392
     One-third of rent expense               16                  68             54            37           25                25
----------------------------------------------------------------------------------------------------------------------------------
Total fixed charges                         251               1,158            661           469          406               417
----------------------------------------------------------------------------------------------------------------------------------
Add:
     Income (loss) from continuing
       operations before
       income taxes                       $ 91                 (295)           553         1,164          198              (118)
     Interest capitalized                   (2)                 (10)           (12)           (6)          (9)              (11)
----------------------------------------------------------------------------------------------------------------------------------
                                            89                 (305)           541         1,158          189              (129)
----------------------------------------------------------------------------------------------------------------------------------
Earnings for fixed charges                $340              $   853        $ 1,202       $ 1,627       $  595          $    288
==================================================================================================================================
Ratio of earnings to fixed charges         1.4                  n/a            1.8x          3.5x         1.5x              n/a
==================================================================================================================================
Deficiency                                 n/a              $   305           n/a           n/a           n/a          $    129
==================================================================================================================================
